UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

LIQUID HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36024	46-3252142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 River Street

Suite 1204

Hoboken, New Jersey 07030

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 293-1836

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 22, 2015, Liquid Holdings Group, Inc. (the “Company”) received notification from the staff (the “Staff”) of the Nasdaq Listing Qualifications Department that the Company’s application to list its common stock on The Nasdaq Capital Market has been approved and that the Company’s securities will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market at the opening of trading on July 23, 2015. In connection with the transfer of the listing of the Company’s common stock to The Nasdaq Capital Market, the Company was granted an additional 180 days, or until January 19, 2016, to regain compliance with the minimum $1.00 bid price per share requirement. The Staff has previously granted an exception to enable the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1), and the Company has until September 15, 2015 to become current in its financial reporting.

On July 23, 2015, the Company issued a press release relating to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated July 23, 2015.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUID HOLDINGS GROUP, INC.

Date: July 23, 2015

	By:	/s/ Peter R. Kent
Name: Peter R. Kent
Title: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 23, 2015.